EXHIBIT 5
                                                                       ---------


                             DAY, BERRY & HOWARD LLP
                               260 Franklin Street
                                Boston, MA 02110






July 20, 2001



ImmuCell Corporation
56 Evergreen Drive
Portland, ME 04103

         Re:  Registration Statement on Form S-8

Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 692,566 shares of Common Stock (the "Shares"), of ImmuCell Corporation, a Delaware corporation (the "Company") issuable under (i) the Company's 2000 Stock Option and Incentive Plan, as amended (the "2000 Incentive Plan"), (ii) the Company's 2000 Stock Option Plan for Outside Directors (the "2000 Director Plan"), and (iii) Employment Agreements entered into between the Company and each of Michael F. Brigham, Joseph H. Crabb and Stafford C. Walker, each of whom were employees of the Company at the time such agreements were entered into (the "1999 Non-Qualified Stock Option Agreements"). The 2000 Incentive Plan, the 2000 Director Plan, and the 1999 Non-Qualified Stock Option Agreements are hereinafter referred to collectively as the "Plans".

         We have examined the Certificate of Incorporation and the By-laws of the Company, each as amended to date, minutes of the proceedings of the Board of Directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity to all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized, and when issued in accordance with the terms of the Plans, will be legally and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.




                                                  Very truly yours,

                                                  /s/ Day, Berry & Howard LLP

                                                  DAY, BERRY & HOWARD LLP




JAC/beh
































                                       -2-